EXHIBIT 4.1

OMNIBUS SUPPLEMENT TO SPECIFIED INDENTURE SUPPLEMENTS

THIS OMNIBUS SUPPLEMENT TO SPECIFIED INDENTURE SUPPLEMENTS, dated as of August 20, 2012 (this “Omnibus Supplement”), is between GE Capital Credit Card Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, the Issuer, Deutsche Bank Trust Company Delaware, as trustee of RFS Funding Trust, RFS Holding, Inc. and the Indenture Trustee, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee and the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”), and as supplemented by (i) the Series 2009-VFN1 Indenture Supplement, dated as of June 10, 2009, (ii) the Amended and Restated Series 2009-VFN3 Indenture Supplement, dated as of May 17, 2010, (iii) the Series 2009-4 Indenture Supplement, dated as of November 24, 2009 (the “Series 2009-4 Indenture Supplement”), (iv) the Amended and Restated Series 2009-VFN4 Indenture Supplement, dated as of January 19, 2011, (v) the Series 2010-1 Indenture Supplement, dated as of March 31, 2010 (the “Series 2010-1 Indenture Supplement”), (vi) the Series 2010-2 Indenture Supplement, dated as of April 7, 2010 (the “Series 2010-2 Indenture Supplement”), (vii) the Series 2010-3 Indenture Supplement, dated as of June 24, 2010 (the “Series 2010-3 Indenture Supplement”), (viii) the Series 2010-VFN1 Indenture Supplement, dated as of July 1, 2010, (ix) the Omnibus Supplement, dated as of October 13, 2010, (x) the Series 2010-VFN2 Indenture Supplement, dated as of December 22, 2010, (xi) the Series 2011-1 Indenture Supplement, dated as of January 27, 2011 (the “Series 2011-1 Indenture Supplement”), (xii) the Series 2011-2 Indenture Supplement, dated as of June 16, 2011 (the “Series 2011-2 Indenture Supplement”), (xiii) the Series 2011-VFN1, dated as of July 28, 2011, (xiv) the Series 2011-3 Indenture Supplement, dated as of September 20, 2011 (the “Series 2011-3 Indenture Supplement”), (xv) the Series 2011-VFN2 Indenture Supplement, dated as of November 9, 2011, (xvi) the Series 2011-VFN3 Indenture Supplement, dated as of December 19, 2011, (xvii) the Series 2012-1 Indenture Supplement, dated as of January 25, 2012 (the “Series 2012-1 Indenture Supplement”), (xviii) the Series 2012-2 Indenture Supplement, dated as of February 2, 2012 (the “Series 2012-2 Indenture Supplement”), (xix) the Series 2012-3 Indenture Supplement, dated as of April 18, 2012 (the “Series 2012-3 Indenture Supplement”), (xx) the Series 2012-4 Indenture Supplement, dated as of June 20, 2012 (the “Series 2012-4 Indenture Supplement”), (xxi) the Series 2012-5 Indenture Supplement, dated as of June 20, 2012 (the “Series 2012-5 Indenture Supplement”) and (xxii) the Series 2012-VFN1 Indenture Supplement, dated as of July 16, 2012;

WHEREAS, the parties hereto intend to amend the Series 2009-4 Indenture Supplement, the Series 2010-1 Indenture Supplement, the Series 2010-2 Indenture Supplement, the Series 2010-3 Indenture Supplement, the Series 2011-1 Indenture Supplement, the Series 2011-2 Indenture Supplement, the Series 2011-3 Indenture Supplement, the Series 2012-1 Indenture Supplement, the Series 2012-2 Indenture Supplement, the Series 2012-3 Indenture Supplement, the Series 2012-4 Indenture Supplement and the Series 2012-5 Indenture Supplement (collectively, the “Specified Series Supplements”) pursuant to this Omnibus Supplement; and

WHEREAS, this Omnibus Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture and Section 8.1 of each Specified Series Supplement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture, and terms defined in a Specified Series Supplement and used but not otherwise defined herein or in the Master Indenture have the meanings given to them in such Specified Series Supplement.

SECTION 2. Amendment to Indenture Supplements.

Section 1.1 of each Specified Series Supplement shall be amended by replacing the definition of “Minimum Free Equity Percentage” with the following:

“Minimum Free Equity Percentage” means, for purposes of the Series issued pursuant to this Indenture Supplement, 5.5%.

SECTION 3. Execution; Binding Effect; Ratification.

(a) Pursuant to Section 5.3 of the Trust Agreement, the Transferor hereby instructs the Trustee to execute this Omnibus Supplement on behalf of the Issuer. The Transferor hereby certifies that it has the authority and is duly authorized to instruct the Trustee under the Trust Agreement, all conditions precedent to the above referenced actions have been satisfied, and such actions are duly authorized pursuant to and in accordance with the Trust Agreement and are not inconsistent with the terms of the Trust Agreement and the Related Documents. The Transferor agrees that it will fully indemnify the Trustee pursuant to the terms of the Trust Agreement in connection with the actions taken pursuant to this Omnibus Supplement.

(b) Pursuant to Section 9.1(b) of the Master Indenture, the Issuer hereby orders the Indenture Trustee to execute this Omnibus Supplement.

(c) This Omnibus Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(d) The Specified Series Supplements, as supplemented hereby, remain in full force and effect. Any reference to any of the Specified Series Supplements from and after the date hereof shall be deemed to refer to the Specified Series Supplement as supplemented hereby, unless otherwise expressly stated.

(e) Except as expressly supplemented hereby, the Specified Series Supplements shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 4. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Omnibus Supplement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Omnibus Supplement or any other related documents.

SECTION 5. No Petition. The Trustee on behalf of the Issuer, by entering into this Agreement hereby covenants and agrees that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to this Omnibus Supplement or any of the Related Documents; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against the Transferor or the Issuer by a Person other than the Trustee or to otherwise limit any claims that the Trustee may have against the Transferor or the Issuer. This Section 5 shall survive the termination of this Omnibus Supplement.

SECTION 6. Miscellaneous.

(a) THIS OMNIBUS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARDING TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Omnibus Supplement.

(c) This Omnibus Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Supplement to be duly executed as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Issuer
By:	BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K Gullo
Name:	Kristine K. Gullo
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

By:	/s/ Sue Kim
Name:	Sue Kim
Title:	Assistant Vice President

Acknowledged and accepted as to
Section 3 of the Omnibus Supplement,
RFS HOLDING, L.L.C., as Transferor

By:	/s/ David R. Schulz
Name:	David R. Schulz
Title:	Vice President